As filed with the Securities and Exchange Commission on October 3, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Carey Credit Income Fund 2017 T
(Exact name of registrant as specified in its charter)
Delaware	37-1826285
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
50 Rockefeller Plaza New York, New York	10020
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-198882

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.    Description of the Registrant's Securities to be Registered
The securities to be registered hereby are common shares, par value $0.001 per share, of Carey Credit Income Fund 2017 T (the “Registrant”). The description of the common shares contained in the sections entitled “Description of Our Capital Stock,” “Suitability Standards,” “Share Repurchase Program” and “Distributions” in the Prospectus included in the Registrant’s Registration Statement on Form N-2 (File No. 333-211613), filed with the Securities and Exchange Commission on September 21, 2016 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits

The following exhibits to this registration statement have been filed as exhibits to the Registrant’s Registration Statement on Form N-2 (File No. 333-211613) and are hereby incorporated herein by reference:

3.1	Amended and Restated Declaration of Trust (Incorporated by reference to Exhibit (a)(3) to the Registrant’s Registration Statement on Form N-2 filed on May 25, 2016 (Registration No. 333-211613)).

3.2	Bylaws (Incorporated by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-2 filed on May 25, 2016 (Registration No. 333-211613)).

4.1	Distribution Reinvestment Plan (Incorporated by reference to Exhibit (e) to the Registrant’s Registration Statement on Form N-2 filed on September 21, 2016 (Registration No. 333-211613)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date:    October 3, 2016
CAREY CREDIT INCOME FUND 2017 T
By: /s/ Paul S. Saint-Pierre
Name: Paul S. Saint-Pierre
Title: Chief Financial Officer